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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 AUGUST 13, 1997


                          BOSTON PRIVATE BANCORP, INC.
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               (Exact name of registrant as specified in charter)


        MASSACHUSETTS                     0-17089                04-2976299
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(State or other jurisdiction     (Commission file number)      (IRS employer
    of incorporation)                                        identification no.)


               TEN POST OFFICE SQUARE, BOSTON, MASSACHUSETTS 02109
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               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (617) 912-1900
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Item 5 - Other Events
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          Timothy L. Vaill, President and CEO of Boston Private Bancorp, Inc.
(the "Company") announced on August 13, 1997 that its investment management arm, Boston Private Investment Management, Inc. will acquire Boston-based Westfield Capital Management, Inc., an investment firm with assets under management of $1.3 billion. In this transaction, which is accounted for as a pooling of interests, Westfield's shareholders will receive 3,918,367 shares of newly issued Boston Private Bancorp, Inc., common stock. In 1997 through August 12th, the price of Boston Private Bancorp, Inc., stock has ranged from 4 7/8 to 8 1/4. The stock price average during this period was approximately 6 1/8. This represents the Company's second investment management acquisition since 1995.

          Established in 1989 by C. Michael Hazard, Westfield Capital Management specializes in separately managed, growth equity portfolios. Over half of Westfield's $1.3 billion in assets under management belongs to high net worth individuals. The remainder of its client base consists of corporate pension funds, endowments and foundations. Westfield has distinguished itself in the marketplace by providing a high level of client service and communications.


          Boston Private Bancorp, Inc. is the parent company of Boston Private Bank & Trust Company, a private bank serving clients in this region with banking and investment products. Its investment management and trust services business, under the leadership of James D. Henderson, has approximately $825 million of assets under management.

          According to Mr. Vaill, "This purchase reinforces our position in the marketplace as a leading provider of private banking services with investment management as a primary focus. Immediately, it takes us to over $2 billion in client assets under management and broadens our product offering considerably. Most importantly, however, this acquisition gives us an attractive balance between our interest rate driven business and our fee income, which is expected to account for more than 50% of total revenues in 1997. This means, ultimately, that we can pursue our strategic growth goals with solid prospects for revenue diversification, while striving to satisfy the expectations of our clients and shareholders."

          Mr. Hazard commented, "We are extremely pleased to join Boston Private in this marketplace. I believe, at this point in time, the route to steady growth in our business is through a full service firm which has size and can also offer a range of services and products to high net worth individuals and institutions."

          Added Mr. Hazard, "I look forward to being part of a team determined to build a firm that will do a first class job for clients and produce a rewarding career path for the officers and employees of Westfield Capital and Boston Private."




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          The investment management principals of Westfield Capital, in addition to Mr. Hazard, include Arthur J. Bauernfeind, Michael J. Chapman, Stephen C. Demirjian and William A. Muggia, each of whom will enter into an employment agreement with Boston Private Investment Management, Inc. in connection with the acquisition. The Company will maintain the Westfield Capital name and its offices at Boston's One Financial Center. Said Mr. Vaill, "Our intention is to have Westfield retain its own identity as it continues to provide clients with the high caliber of service that has been the basis of its substantial past successes."

          According to Mr. Vaill, "In addition to having a significant level of high net worth clients, Westfield shares our investment philosophy as well as our dedication to exceptional client service. Westfield offers us a lengthy tenure of success in the area of investment management, a disciplined equity management process and a strong commitment to their clients.

          In connection with the acquisition, the Company granted the stockholders of Westfield Capital the right each year to demand registration under the Securities Act of 1933, as amended (the "Securities Act"), of a portion of the shares of the Company's Common Stock received in the transaction. In addition, if the Company proposes to register its Common Stock under the Securities Act for sale in an underwritten public offering, the stockholders of Westfield Capital are entitled to include their shares in such registration, subject to a number of limitations and restrictions.

          The consummation of the acquisition is subject to certain conditions, including, among others, the obtaining of all necessary regulatory approvals and certain third party consents.

          Statements contained in this report that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those expressed in any forward-looking statement contained in this report. These factors include, but are not limited to those factors listed under the caption "Risk Factors" in the Company's Registration Statement on Form S-3 dated February 11, 1997, as well as: (i) the ability of the Company and Westfield Capital to attract new investment advisory clients, to retain their existing clients and otherwise increase the amount of assets under management; (ii) the ability of the Company to successfully integrate the acquired business of Westfield Capital; (iii) the ability of the Company and Westfield Capital to compete successfully for investment management business, in particular in the Boston area; and (iv) the extent to which the value of assets currently under management is maintained or increased.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits
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       (c)  Exhibits




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         Exhibit 2.1 -       Agreement and Plan of Merger by and among
                             Boston Private Bancorp, Inc., Boston Private
                             Investment Management, Inc., Westfield Capital Management Company, Inc. and the individual stockholders of Westfield Capital Management dated as of August 13, 1997.

         Exhibit 2.2 -       Registration Rights Agreement by and among
                             the Company and the individual stockholders of Westfield Management Company, Inc. dated as of
                             August 13, 1997.

         Exhibit 99.1 -      Press Release of Boston Private Bancorp, Inc.
                             dated August 13, 1997.




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                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   BOSTON PRIVATE BANCORP



Date: August __, 1997              By: /s/Walter M. Pressey
                                       ----------------------------------------
                                       Walter M. Pressey, Senior Vice President
                                       and Chief Financial Officer






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                                  EXHIBIT INDEX


Exhibit No.         Description                                        Page No.
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Exhibit 2.1 -       Agreement and Plan of Merger by and
                    among Boston Private Bancorp, Inc.,
                    Boston Private Investment Management,
                    Inc., Westfield Capital Management
                    Company, Inc. and the individual
                    stockholders of Westfield Capital
                    Management dated as of August 13, 1997.

Exhibit 2.2 -       Registration Rights Agreement by and
                    among the Company and the individual
                    stockholders of Westfield Management
                    Company, Inc. dated as of August 13,
                    1997.

Exhibit 99.1 -      Press Release of Boston Private Bancorp, Inc.
                    dated August 13, 1997.